EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         PROGRESS FINANCIAL CORPORATION,

                         PROGRESS FEDERAL SAVINGS BANK,

                              FJF FINANCIAL, M.H.C.

                                       AND

                    ROXBOROUGH-MANAYUNK FEDERAL SAVINGS BANK

                            Dated as of May 24, 1995

                        and Amended as of August 7, 1995





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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         PROGRESS FINANCIAL CORPORATION,

                         PROGRESS FEDERAL SAVINGS BANK,

                              FJF FINANCIAL, M.H.C.

                                       AND

                    ROXBOROUGH-MANAYUNK FEDERAL SAVINGS BANK

                            Dated as of May 24, 1995

                        and Amended as of August 7, 1995

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                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Agreement") is dated as of May 24, 1995 and amended as of August 7, 1995, by and among Progress Financial Corporation (the "Corporation"), a Delaware corporation, Progress Federal Savings Bank ("Progress"), a federally chartered stock savings bank and wholly owned subsidiary of the Corporation, FJF Financial, M.H.C. (the "Mutual Holding Company"), a federally chartered mutual holding company, and Roxborough-Manayunk Federal Savings Bank ("Roxborough-Manayunk"), a federally-chartered stock savings bank and majority-owned subsidiary of the Mutual Holding Company.

                                    RECITALS

     WHEREAS, the Board of Directors of the Mutual Holding Company and Roxborough-Manayunk believe that a conversion of the Mutual Holding Company from the mutual form to a federal interim stock savings bank and the reorganization of Roxborough-Manayunk pursuant to this Agreement is in the best interests of the Mutual Holding Company and Roxborough-Manayunk, as well as the best interests of their respective members and stockholders;

     WHEREAS, the Board of Directors of the Mutual Holding Company has determined that this Agreement and the related Plan of Conversion equitably provide for the interests of its members through the granting of subscription rights and the establishment of a liquidation account;

     WHEREAS, the conversion of the Mutual Holding Company from the mutual form to a federal interim stock savings bank and the reorganization of Roxborough-Manayunk described herein will result in the formation of a stock holding company, which is a more common structure and form of ownership than a mutual holding company;

     WHEREAS, for the reasons discussed above, the Boards of Directors of the Mutual Holding Company and Roxborough-Manayunk have resolved that it is in the best interests of their respective companies for the Mutual Holding Company to convert from the mutual form to a federal interim stock savings bank to be known as "FJF Financial Interim Federal Savings Bank" ("Interim") and to have Interim simultaneously merge with and into Roxborough-Manayunk (the "Conversion");

     WHEREAS, for the reasons discussed above, the Boards of Directors of the Corporation, Progress, the Mutual Holding Company and Roxborough-Manayunk have resolved that it is in the best interests of their respective companies for Roxborough-Manayunk to combine with Progress immediately subsequent to the Conversion (the "Reorganization");

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Corporation, Progress, the Mutual Holding Company and Roxborough-Manayunk do hereby mutually agree, intending to be legally bound, as follows:





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                                         -2-


                                   ARTICLE I

                               THE REORGANIZATION

     1.01  The Reorganization.

     (a) Subject to the provisions and conditions herein specified and the receipt of all required regulatory approvals, the Mutual Holding Company shall convert from the federal mutual form of organization to a federal interim stock savings bank and Interim will then simultaneously merge with and into Roxborough-Manayunk, with Roxborough-Manayunk to be the resulting institution in accordance with the applicable provisions of the regulations of the Office of Thrift Supervision ("OTS"). Immediately subsequent to the consummation of the Conversion, Roxborough-Manayunk shall combine with Progress by means of a merger, with Roxborough-Manayunk to be the resulting institution and all of the capital stock of Roxborough-Manayunk to be owned by the Corporation.

     (b) In connection with the Conversion and the Reorganization, each share of common stock, par value $1.00 per share, of Roxborough-Manayunk ("Roxborough-Manayunk Common Stock") outstanding immediately prior to the Closing Date (as defined below) (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with federal law and other than shares of Roxborough-Manayunk Common Stock held by the Mutual Holding Company which will be cancelled in the Conversion), shall, by virtue of the Conversion and the Reorganization and without any further action by the holder thereof, be converted into and represent the right to receive shares of common stock of the Corporation, par value $1.00 per share ("Corporation Common Stock") (the "Exchange Shares") at an exchange ratio (the "Exchange Ratio") which shall be determined as part of the independent appraisal of the Mutual Holding Company, Roxborough-Manayunk, the Corporation and Progress and which shall be completed in accordance with OTS regulations. In addition, in connection with the Conversion and the Reorganization, all outstanding options to purchase shares of Roxborough-Manayunk Common Stock (which are identified in Section 3.02(b) hereof) which are not exercised between the date hereof and immediately prior to the Closing Date (as defined below) shall, by virtue of the Conversion and the Reorganization and without any further action by the holder thereof, be converted based upon the Exchange Ratio into options to purchase shares of Corporation Common Stock. A detailed discussion of the independent appraisal is set forth in the Plan of Conversion ("Plan of Conversion") adopted by the Mutual Holding Company and Roxborough-Manayunk and attached hereto as Exhibit A and the Plan of Merger ("Plan") adopted by the Corporation, Progress and Roxborough-Manayunk and attached hereto as Exhibit B.

     (c) In connection with the Conversion and the Reorganization, additional shares of Corporation Common Stock (the "Conversion Stock") will be offered and sold in accordance with OTS regulations to, among others, certain depositors and borrowers of Roxborough-Manayunk as of specified record dates, certain tax-qualified employee benefit




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                                         -3-

plans of Roxborough-Manayunk, stockholders of Roxborough-Manayunk and the Corporation and certain members of the general public (the "Conversion Offering). The aggregate price, per share price and number of shares of Conversion Stock to be issued in the Conversion Offering shall be determined in accordance with the independent appraisal described above and the Plan of Conversion.

     1.02 Approval by Boards of Directors. At least two-thirds of each of the respective Boards of Directors of the Corporation, Progress, the Mutual Holding Company and Roxborough-Manayunk shall approve this Agreement and at least two-thirds of each of the respective Boards of Directors of the Corporation, Progress and Roxborough-Manayunk shall approve the Plan. At least two-thirds of each of the respective Boards of Directors of the Mutual Holding Company and Roxborough-Manayunk shall approve the Plan of Conversion.

     1.03 Regulatory Applications. The Corporation, Progress, the Mutual Holding Company and Roxborough-Manayunk shall cause to be prepared and filed all required applications with government agencies which are necessary for consummation of the Conversion and the Reorganization, including, without limitation: (i) an Application for Conversion on Form AC to be filed with the OTS, (ii) a Holding Company Application to be filed with the OTS, which shall include as an exhibit thereto a Merger Application, (iii) a registration statement with respect to the Conversion Stock and the Exchange Shares to be issued as a result of the Conversion and the Reorganization to be filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), (iv) an application to be filed with the Nasdaq (or other exchange) in order to list the Conversion Stock and the Exchange Shares to be issued in connection with the Conversion and the Reorganization, and (v) appropriate filings under the securities/blue sky laws of the various states. These applications shall be in such forms as may be prescribed by the respective regulatory authorities and shall contain such information as they may require.

     1.04 Solicitation of Stockholders and Members. Upon approval of the Application for Conversion by the OTS and the declaration of effectiveness of the Registration Statement by the SEC, this Agreement, the Plan and the Plan of Conversion shall be submitted to the stockholders of Roxborough-Manayunk for their approval and this Agreement and the Plan shall be submitted to the stockholders of the Corporation. The Agreement, the Plan and the Plan of Conversion must be approved by the holders of at least two-thirds of the outstanding Roxborough-Manayunk Common Stock and by at least a majority of such Roxborough-Manayunk Common Stock not held by the Mutual Holding Company, in each case as of the voting record date established for determining the eligibility of such stockholders to vote at a meeting of stockholders duly called therefor. This Agreement and the Plan of Conversion will also be submitted to the members of the Mutual Holding Company for their approval and will be subject to approval by at least a majority of the total votes eligible to be cast by the members of the Mutual Holding Company at a meeting of members duly called therefor. The Corporation, in its capacity as the sole stockholder of Progress, will approve this Agreement and the Plan.




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     1.05  Closing and Closing Date of the Conversion and the Reorganization.
The closing of the Conversion and the Reorganization ("Closing") shall take place at either the home office of Roxborough-Manayunk or the home office of the Corporation, or at such other location as the parties hereto may agree, within 15 business days after the satisfaction or waiver by the appropriate party of all of the conditions set forth herein ("Closing Date"), but in no event later than March 31, 1996, unless all of the parties hereto otherwise agree in writing. The Conversion and Reorganization shall become effective on the Closing Date, which shall be the date upon which the last of the following occurs:

     (i) all required regulatory approvals shall have been received in connection with the Conversion of the Mutual Holding Company from the federal mutual form of organization to a federal interim stock savings bank and the simultaneous merger of Interim with and into Roxborough-Manayunk;

     (ii) all required regulatory approvals shall have been received in connection with the merger of Progress with and into Roxborough-Manayunk and all waiting periods with respect thereto shall have expired;

    (iii) all required regulatory approvals shall have been received by the Corporation in connection with the acquisition of Roxborough-Manayunk by virtue of the Reorganization and the issuance of the Conversion Stock and the Exchange Shares in connection therewith, and no stop order proceeding shall have been initiated, pending or threatened with respect thereto;

     (iv) all shares of Conversion Stock required to be sold under the Plan of Conversion shall have been sold;

     (v) the approval of this Agreement, the Plan and the Plan of Conversion by the requisite vote of the stockholders of Roxborough-Manayunk, and the approval of this Agreement and the Plan of Conversion by the requisite vote of the members of the Mutual Holding Company shall have been received;

     (vi) the approval of this Agreement and the Plan by the Corporation as the sole stockholder of Progress and by the stockholders of the Corporation shall have been received;

    (vii) all representations, warranties, covenants and conditions set forth in this Agreement shall have been complied with or otherwise satisfied in all material respects, unless waived in writing by the parties hereto entitled to the benefit thereof;


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                                         -5-


   (viii) properly executed Articles of Combination with respect to the merger of Interim with and into Roxborough-Manayunk shall have been filed with the OTS and endorsed by such agency in accordance with the requirements of 12 C.F.R. Sec.552.13(j); and

     (ix) properly executed Articles of Combination with respect to the merger of Progress with and into Roxborough-Manayunk shall have been filed with the OTS and endorsed by such agency in accordance with the requirements of 12 C.F.R. Sec.552.13(j).


                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND PROGRESS

               References to "Progress Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered on the date hereof by the Corporation and Progress to the Mutual Holding Company and Roxborough-Manayunk. The Corporation and Progress hereby represent and warrant to the Mutual Holding Company and Roxborough-Manayunk as follows:

               2.01 Corporate Organization.

               (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries (as defined below) taken as a whole. Except as set forth in Progress Disclosure Schedule 2.01(a) and except for Progress and the Progress Subsidiaries (as defined below), the Corporation does not own or control, directly or indirectly, a greater than 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

               (b) Progress is a federally chartered savings bank duly organized and validly existing in stock form and in good standing under the laws of the United States. All eligible accounts of depositors issued by Progress are insured by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"), to the fullest extent permitted by law. Progress has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is



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                                         -6-


now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries (as defined below) taken as a whole. Except as set forth in Progress Disclosure Schedule 2.01(b) and except for the Progress Subsidiaries (as defined below), Progress does not own or control, directly or indirectly, a greater than 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

               (c) With the exception of Progress, and except as disclosed in Progress Disclosure Schedule 2.01(c), the only direct or indirect subsidiaries of the Corporation are Eagle Service Corporation, Pilot Financial Corporation, Dolphin Service Corporation, PFSB, Inc., Pelham Bay Professional Center, Inc., RabPub, Inc., Faraway, Inc., Diversified Investment Services Corporation, Fox Acquiring, Inc. and Progress Realty Advisors, Inc. (the "Progress Subsidiaries"). Each of the Progress Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole.

               2.02 Capitalization.   The authorized capital stock of the
Corporation consists of 6,000,000 shares of Corporation Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, there were 3,280,000 shares of Corporation Common Stock issued and outstanding, and there were no shares of preferred stock issued and outstanding. All issued and outstanding shares of Corporation Common Stock, and all issued and outstanding shares of capital stock of Progress and the Progress Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of Progress and the Progress Subsidiaries are owned, directly or indirectly, by the Corporation free and clear of any material liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for warrants to purchase 300,000 shares of Corporation Common Stock and options to purchase 236,750 shares of Corporation Common Stock which have been granted pursuant to either the Corporation's Key Employee Stock Compensation Program, as amended, 1993 Stock Incentive Plan or 1993 Directors' Stock Option Plan, and which are outstanding as of the date hereof, none of the Corporation, Progress or any of the Progress Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or


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                                         -7-


issuance of any shares of capital stock of the Corporation, Progress or any of the Progress Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

               2.03 Authority; No Violation.

               (a) The Corporation and Progress have full corporate power and authority to execute and deliver this Agreement and the Plan and, subject to the requisite approval of the stockholders of the Corporation, if required, and of federal and state regulatory authorities (including, without limitation, the SEC, the OTS and various state securities commissions), to consummate the Reorganization and to carry out their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Plan, and the consummation of the Reorganization and the other transactions contemplated hereby and thereby, have been duly authorized by the Boards of Directors of the Corporation and Progress, and this Agreement and the Plan constitute valid and legally binding obligations of the Corporation and Progress enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

               (b) Neither the execution and delivery of this Agreement and the Plan by the Corporation and Progress, nor the consummation by the Corporation and Progress of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by the Corporation and Progress with any of the terms or provisions hereof or thereof, will (i) violate any provision of the respective certificate of incorporation, charter, bylaws or other governing instrument of the Corporation, Progress or any of the Progress Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Corporation, Progress or any of the Progress Subsidiaries or any of their respective properties or assets, or (iii) except as disclosed in Progress Disclosure
Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Corporation, Progress or any of the Progress Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Corporation, Progress or any of the Progress Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses
(ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions


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                                         -8-


contemplated by this Agreement and the Plan. Except for consents and approvals of, or filings or registrations with, or notices required by, the SEC, the OTS and state securities commissions, or as may be set forth in Progress Disclosure
Schedule 2.03(b), no consents or approvals of, or filings or registrations with, or notices to any third party or any public body or authority are necessary on behalf of the Corporation or Progress in connection with (a) the execution and delivery by the Corporation and Progress of this Agreement and the Plan and (b) the consummation by the Corporation and Progress of the Reorganization and the other transactions contemplated by this Agreement and the Plan.

               2.04 Financial Statements.

               (a) The Corporation has previously delivered or made available to the Mutual Holding Company and Roxborough-Manayunk accurate and complete copies of the consolidated statements of financial condition of the Corporation as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994, 1993 and 1992, in each case accompanied by the audit reports of Coopers & Lybrand L.L.P. (with respect to 1994 and 1993) and KPMG Peat Marwick (with respect to 1992), independent public accountants with respect to the Corporation. The consolidated statements of financial condition of the Corporation referred to herein (including the related notes, where applicable), as well as the consolidated financial statements of the Corporation to be delivered pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Corporation as of the respective dates set forth therein, and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the consolidated results of operations, stockholders' equity and cash flows of the Corporation for the respective periods or as of the respective dates set forth therein, it being understood that the Corporation's interim financial statements are not audited, are not prepared with related notes and are subject to normal year-end adjustments.

               (b) Each of the financial statements referred to in Section 2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The audits of the Corporation have been conducted in accordance with generally accepted auditing standards. The books and records of the Corporation, Progress and the Progress Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

               (c) Except to the extent reflected, disclosed or provided for in the consolidated financial statements referred to above or the notes thereto, and for liabilities incurred since December 31, 1994 in the ordinary course of business and consistent with prudent banking practice, none of the Corporation, Progress or any of the Progress Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, material to the business,





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                                         -9-

operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole.

               2.05 Absence of Certain Changes or Events.

               (a) Except as set forth in Progress Disclosure Schedule 2.05(a), there has not been any material adverse change in the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole since December 31, 1994 and no fact or condition exists which the Corporation or Progress believes will cause such a material adverse change in the future.

               (b) Except as set forth in Progress Disclosure Schedule 2.05(b), neither the Corporation, Progress nor any of the Progress Subsidiaries has taken or permitted any of the actions set forth in Section 4.02 hereof between December 31, 1994 and the date hereof.

               2.06 Legal Proceedings.   Except as set forth in Progress
Disclosure Schedule 2.06, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or, to the Corporation's and Progress' knowledge, threatened, which might result in any materially adverse change in the condition (financial or otherwise), properties, assets, business or operations of the Corporation, Progress and the Progress Subsidiaries taken as a whole, or which seek to invalidate or enjoin this Agreement or the Plan or any action taken or to be taken in connection herewith or therewith. To the best of the Corporation's and Progress' knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against the Corporation, Progress or any of the Progress Subsidiaries, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of the Corporation and Progress will not have a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole. Except as set forth in Progress Disclosure Schedule 2.06, none of the Corporation, Progress nor any of the Progress Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, properties, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole.

               2.07 Progress Information. None of the information relating to the Corporation, Progress and the Progress Subsidiaries to be contained in (i) the Registration Statement, as amended or supplemented, to be filed in connection with the issuance of shares of Corporation Common Stock pursuant to the Conversion and the Reorganization, will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the prospectus or prospectuses which the Corporation shall utilize for offering the Conversion Stock and the Exchange Shares in connection with the Conversion and the Reorganization, the proxy statement which





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                                         -10-


the Corporation shall utilize to seek the approval of its stockholders of the transactions contemplated hereby, the proxy statement which Roxborough-Manayunk shall utilize to seek the approval of its stockholders of the transactions contemplated hereby, and the proxy statement which the Mutual Holding Company shall utilize to seek the approval of its members of the transactions contemplated hereby (which proxy statements and prospectuses, whether they constitute one document or two or more documents, are collectively referred to herein as the "Prospectus/Proxy Statement"), as of the date of the Prospectus/Proxy Statement and up to and including the date(s) of the meetings of stockholders/members to which such Prospectus/Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

               2.08 Compliance with Applicable Law. The Corporation, Progress and each of the Progress Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective business under and pursuant to each, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to the Corporation, Progress or any of the Progress Subsidiaries (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole), and none of the Corporation, Progress nor any of the Progress Subsidiaries has received notice of any violation of, or know of any violations of, any of the above.

               2.09 Certain Contracts.

               (a) Except as disclosed in Progress Disclosure Schedule 2.09(a), neither the Corporation, Progress nor any of the Progress Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by the Corporation, Progress or any Progress Subsidiary or the guarantee by the Corporation, Progress or any Progress Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of the Corporation, Progress or any Progress Subsidiary, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Corporation, Progress or any of the Progress Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which the Corporation, Progress or any of the Progress Subsidiaries is a party or by which any of the same is bound which limits the ability of the Corporation, Progress or any of the Progress Subsidiaries to compete in any line of business or with any



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person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC, or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Corporation's Annual Report on Form 10-K under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which the Corporation, Progress or any Progress Subsidiary is a party and which is material to the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

               (b) Except as disclosed in Progress Disclosure Schedule 2.09(b), none of the Corporation, Progress nor any Progress Subsidiary is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

               2.10 Properties. All real and personal property owned by the Corporation, Progress or any of the Progress Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Corporation, Progress and the Progress Subsidiaries in the ordinary course of business consistent with their past practices. The Corporation, Progress and the Progress Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in the Corporation's consolidated statement of financial condition as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. The Corporation, Progress and the Progress Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all




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                                         -12-


property leased by them in all material respects as presently occupied, used, possessed and controlled by the Corporation, Progress and the Progress Subsidiaries and the consummation of the transactions contemplated hereby and by the Plan and the Plan of Conversion will not affect any such right.

               2.11 Employee Benefit Plans. Except as disclosed in Progress Disclosure Schedule 2.11, none of the Corporation, Progress nor any of the Progress Subsidiaries maintains or contributes to any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "employee welfare benefit plan" or "multi-employer plan," as such terms are defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, or other similar employee benefit plan, program or arrangement (collectively, the "Progress Benefit Plans"). The Corporation and Progress will make available to the Mutual Holding Company and Roxborough-Manayunk a true and correct copy of (a) each Progress Benefit Plan, (b) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS") with respect to each Progress Benefit Plan, if applicable, (c) each trust agreement and group annuity contract, if any, relating to such Progress Benefit Plan and (d) the most recent actuarial report or valuation relating to a Progress Benefit Plan subject to Title IV of ERISA.

               2.12  Tax Matters.

               (a) Each of the Corporation and Progress have duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Closing Date will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to the Mutual Holding Company and Roxborough-Manayunk) and (ii) have not finally been determined. The Corporation and Progress have accrued (and until the Closing Date will accrue) on their books and records amounts that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Progress Disclosure Schedule 2.12(a), the federal income tax returns of the Corporation and Progress have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in Progress Disclosure Schedule 2.12(a), the Commonwealth of Pennsylvania income tax returns of the Corporation and Progress have been examined by the Commonwealth of Pennsylvania taxing authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes or assessments upon the Corporation or Progress, nor has the Corporation or Progress given any currently






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                                         -13-


outstanding waivers of comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

               (b) Except as set forth in Progress Disclosure Schedule 2.12(b), the Corporation and Progress (i) have not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended ("Code"), by reason of a voluntary change in accounting method initiated by the Corporation or Progress (nor does the Corporation or Progress have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) have not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

               (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

               2.13 Securities Documents and Regulatory Reports.

               (a) The Corporation has previously delivered or made available to the Mutual Holding Company and Roxborough-Manayunk a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, or mailed by the Corporation to its stockholders as a class since December 31, 1991, and to the Corporation's and Progress' knowledge, each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

               (b) The Corporation, Progress and the Progress Subsidiaries have duly filed with the OTS, the FDIC and all other applicable regulatory authorities in correct form the monthly, quarterly and annual regulatory reports required to be filed under applicable laws and regulations, and the Corporation and Progress have delivered or made available to the Mutual Holding Company and Roxborough-Manayunk accurate and complete copies of such reports.


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


                                         -14-



               2.14 Environmental Matters. Neither the Corporation, Progress nor any of the Progress Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that the Corporation, Progress or any of the Progress Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental health matters material to the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole. Neither the Corporation, Progress nor any of the Progress Subsidiaries has knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or operated by the Corporation, Progress or any of the Progress Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which could have a material adverse effect on the business, operations, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole.

               2.15 Broker's Fees.  Except as disclosed in Progress Disclosure
Schedule 2.15, none of the Corporation, Progress, the Progress Subsidiaries nor any of the respective officers or directors of such companies has employed any broker, finder, investment banker or financial advisor or incurred any liability for any broker's, finder's, investment banker's or financial advisor's fees or commissions in connection with any of the transactions contemplated by this Agreement, the Plan or the Plan of Conversion.

               2.16 Community Reinvestment Act Compliance. Progress is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder. As of the date of this Agreement, Progress has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Progress to fail to be in substantial compliance with such provisions.

               2.17 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on the Corporation's consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of the Corporation's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. Except as disclosed in Progress Disclosure Schedule 2.17, the real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

               2.18 Untrue Statements and Omissions. No warranty or representation by the Corporation or Progress in this Agreement or any explanation or statement of the Corporation or Progress in the Progress Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
              OF THE MUTUAL HOLDING COMPANY AND ROXBOROUGH-MANAYUNK

               References to "Roxborough-Manayunk Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of
Article III of this Agreement, which have been delivered on the date hereof by the Mutual Holding Company and Roxborough-Manayunk to the Corporation and Progress. The Mutual Holding Company and Roxborough-Manayunk hereby represent and warrant to the Corporation and Progress as follows:

               3.01 Corporate Organization.

               (a) The Mutual Holding Company is a federally chartered mutual holding company duly organized, validly existing and in good standing under the laws of the United States. The Mutual Holding Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries (as defined below) taken as a whole. Except as set forth in Roxborough-Manayunk Disclosure Schedule 3.01(a) and except for Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries (as defined below), the Mutual Holding Company does not own or control, directly or indirectly, a greater than 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

               (b) Roxborough-Manayunk is a federally chartered savings bank duly organized and validly existing in stock form and in good standing under the laws of the United States. All eligible accounts of depositors issued by Roxborough-Manayunk are insured by the SAIF, which is administered by the FDIC, to the fullest extent permitted by law. Roxborough-Manayunk has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries (as defined below) taken as a whole. Except as set forth in the Roxborough-Manayunk Disclosure
Schedule 3.01(b) and except for the Roxborough-Manayunk Subsidiaries (as defined below), Roxborough-Manayunk does not own or control, directly or indirectly, a greater than 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

               (c) The only direct or indirect subsidiaries of Roxborough-Manayunk are Montgomery Service Corporation and Ridge Service Corporation (the "Roxborough-Manayunk Subsidiaries"). Each of the Roxborough-Manayunk Subsidiaries is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole.

               3.02 Capitalization.

               (a) As a mutual holding company, the Mutual Holding Company has no shares of capital stock authorized, issued or outstanding, and, except as provided herein and in the Plan of Conversion, the Mutual Holding Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares.

               (b) The authorized capital stock of Roxborough-Manayunk consists of 7,500,000 shares of Roxborough-Manayunk Common Stock and 2,500,000 shares of preferred stock, no par value per share. As of the date hereof there were 1,621,000 shares of Roxborough-Manayunk Common Stock issued and outstanding, including 1,415,000 shares of Roxborough-Manayunk Common Stock owned by the Mutual Holding Company, and there were no shares of preferred stock issued and outstanding. All issued and outstanding shares of Roxborough-Manayunk Common Stock, and all issued and outstanding shares of capital stock of the Roxborough-Manayunk Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the 1,415,000



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


                                         -17-



shares of Roxborough-Manayunk Common Stock held by the Mutual Holding Company are owned by the Mutual Holding Company free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. All of the outstanding shares of capital stock of the Roxborough-Manayunk Subsidiaries are owned, directly or indirectly, by Roxborough-Manayunk free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 40,000 shares of Roxborough-Manayunk Common Stock which have been granted pursuant to the Roxborough-Manayunk Federal Savings Bank 1992 Stock Option Plan and the Roxborough-Manayunk Federal Savings Bank 1994 Stock Option Plan (collectively, the "Roxborough-Manayunk Option Plans"), and which are outstanding as of the date hereof, none of Roxborough-Manayunk or either of the Roxborough-Manayunk Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Roxborough-Manayunk or either of the Roxborough-Manayunk Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

               3.03 Authority; No Violation.

               (a) The Mutual Holding Company and Roxborough-Manayunk have full corporate power and authority to execute and deliver this Agreement and the Plan of Conversion and Roxborough-Manayunk has full corporate power and authority to execute and deliver the Plan, and, subject to the requisite approval of the members of the Mutual Holding Company, the stockholders of Roxborough-Manayunk and the OTS, to consummate the Conversion and the Reorganization and to carry out their respective obligations hereunder and thereunder. The execution and delivery of this Agreement, the Plan and the Plan of Conversion, and the consummation of the Conversion and the Reorganization and the other transactions contemplated hereby and thereby, have been duly authorized by the Boards of Directors of the Mutual Holding Company and Roxborough-Manayunk, and this Agreement, the Plan and the Plan of Conversion constitute valid and legally binding obligations of the Mutual Holding Company and Roxborough-Manayunk enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

               (b) Neither the execution and delivery of this Agreement, the Plan and the Plan of Conversion by the Mutual Holding Company and Roxborough-Manayunk, nor the consummation by the Mutual Holding Company and Roxborough-Manayunk of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by the Mutual Holding Company and Roxborough-Manayunk with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the respective charter, articles of incorporation, bylaws or other governing instrument of the

Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries or any of their respective properties or assets, or (iii) except as disclosed in Roxborough-Manayunk Disclosure Schedule 3.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated by this Agreement, the Plan and the Plan of Conversion. Except for consents and approvals of, or filings or registrations with, or notices required by, the OTS, or as may be set forth in Roxborough-Manayunk Disclosure Schedule 3.03(b), no consents or approvals of, or filings or registrations with, or notices to any third party or any public body or authority are necessary on behalf of the Mutual Holding Company or Roxborough-Manayunk in connection with (a) the execution and delivery of this Agreement and the Plan of Conversion by the Mutual Holding Company and this Agreement, the Plan and the Plan of Conversion by Roxborough-Manayunk, and (b) the consummation by the Mutual Holding Company and Roxborough-Manayunk of the Conversion and the Reorganization and the other transactions contemplated by this Agreement, the Plan and the Plan of Conversion.

               3.04 Financial Statements.

               (a) Roxborough-Manayunk has previously delivered or made available to the Corporation and Progress accurate and complete copies of the consolidated statements of financial condition of Roxborough-Manayunk as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1994, 1993 and 1992, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to Roxborough-Manayunk. The consolidated statements of financial condition of Roxborough-Manayunk referred to herein (including the related notes, where applicable), as well as the consolidated financial statements of Roxborough-Manayunk to be delivered pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Roxborough-Manayunk as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows

(including the related notes, where applicable) fairly present or will fairly present, as the case may be, the consolidated results of operations, stockholders' equity and cash flows of Roxborough-Manayunk for the respective periods or as of the respective dates set forth therein, it being understood that Roxborough-Manayunk's interim financial statements are not audited, are not prepared with related notes and are subject to normal year-end adjustments.

               (b) Each of the consolidated financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The audits of Roxborough-Manayunk have been conducted in accordance with generally accepted auditing standards. The books and records of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

               (c) Except to the extent reflected, disclosed or provided for in the consolidated financial statements referred to above or the notes thereto, and for liabilities incurred since December 31, 1994 in the ordinary course of business and consistent with prudent banking practice, none of the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole.

               3.05 Absence of Certain Changes or Events.

               (a)  Except as set forth in Roxborough-Manayunk Disclosure
Schedule 3.05(a), there has not been any material adverse change in the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole since December 31, 1994 and no fact or condition exists which the Mutual Holding Company or Roxborough-Manayunk believes will cause such a material adverse change in the future.

               (b)  Except as set forth in Roxborough-Manayunk Disclosure
Schedule 3.05(b), neither the Mutual Holding Company, Roxborough-Manayunk nor either of Roxborough-Manayunk Subsidiaries has taken or permitted any of the actions set forth in Section 4.02 hereof between December 31, 1994 and the date hereof.

               3.06 Legal Proceedings.   Except as set forth in Roxborough-
Manayunk Disclosure Schedule 3.06, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or, to the Mutual Holding Company's and Roxborough-Manayunk's knowledge, threatened, which might result in any materially adverse change in the condition (financial or otherwise), properties, assets, business or operations of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole, or which seek to invalidate or enjoin this Agreement, the Plan or the Plan of Conversion or any action taken or to be taken in connection herewith or therewith. To the best of the Mutual Holding Company's and Roxborough-Manayunk's knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against the Mutual Holding Company, Roxborough-Manayunk or either of the Roxborough-Manayunk Subsidiaries, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of the Mutual Holding Company and Roxborough-Manayunk will not have a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole. Except as set forth in Roxborough-Manayunk Disclosure Schedule 3.06, none of the Mutual Holding Company, Roxborough-Manayunk nor any of the Roxborough-Manayunk Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, properties, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole.

               3.07 Roxborough-Manayunk Information. None of the information relating to the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries to be contained in (i) the Registration Statement, as amended or supplemented, to be filed in connection with the issuance of shares of Corporation Common Stock pursuant to the Conversion and the Reorganization, will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement, as of the date of the Prospectus/Proxy Statement and up to and including the date(s) of the meetings of stockholders/members to which such Prospectus/Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

               3.08 Compliance with Applicable Law. The Mutual Holding Company, Roxborough-Manayunk and each of the Roxborough-Manayunk Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective business under and pursuant to each, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole), and none of the Mutual Holding

Company, Roxborough-Manayunk nor any of the Roxborough-Manayunk Subsidiaries has received notice of any violation of, or know of any violations of, any of the above.

               3.09 Certain Contracts.

               (a)  Except as disclosed in Roxborough-Manayunk Disclosure
Schedule 3.09(a), neither the Mutual Holding Company, Roxborough-Manayunk nor any of the Roxborough-Manayunk Subsidiaries is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by the Mutual Holding Company, Roxborough-Manayunk or any Roxborough-Manayunk Subsidiary or the guarantee by the Mutual Holding Company, Roxborough-Manayunk or any Roxborough-Manayunk Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of the Mutual Holding Company, Roxborough-Manayunk or any Roxborough-Manayunk Subsidiary, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer of employee of the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries is a party or by which any of the same is bound which limits the ability of the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC, or any other regulatory agency, or (vii) any other agreement, arrangement or understanding to which the Mutual Holding Company, Roxborough-Manayunk or any Roxborough-Manayunk Subsidiary is a party and which is material to the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

               (b)  Except as disclosed in Roxborough-Manayunk Disclosure
Schedule 3.09(b), none of the Mutual Holding Company, Roxborough-Manayunk nor any Roxborough-Manayunk Subsidiary is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

               3.10 Properties. All real and personal property owned by the Mutual Holding Company, Roxborough-Manayunk or any of the Roxborough-Manayunk Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries in the ordinary course of business consistent with their past practices. The Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Roxborough-Manayunk's consolidated statement of financial condition as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1994), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. The Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries and the consummation of the transactions contemplated hereby and by the Plan and the Plan of Conversion will not affect any such right.

               3.11 Employee Benefit Plans. Except as disclosed in Roxborough-Manayunk Disclosure Schedule 3.11, none of the Mutual Holding Company, Roxborough-Manayunk nor any of the Roxborough-Manayunk Subsidiaries maintains or contributes to any "employee benefit plan", as such term is defined in Section 3 of ERISA, any "employee welfare benefit plan" or "multi-employer plan," as such terms are defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, or other similar employee benefit plan, program or arrangement (collectively, the "Roxborough-Manayunk Benefit Plans"). The Mutual Holding Company and Roxborough-Manayunk will make available to the Corporation and Progress a true and correct copy of
(a) each Roxborough-Manayunk Benefit Plan, (b) the most recent annual



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                                         -23-



report (Form 5500) filed with the IRS with respect to each Roxborough-Manayunk Benefit Plan, if applicable, (c) each trust agreement and group annuity contract, if any, relating to such Roxborough-Manayunk Benefit Plan and (d) the most recent actuarial report or valuation relating to a Roxborough-Manayunk Benefit Plan subject to Title IV of ERISA.

               3.12 Tax Matters.

               (a) Each of the Mutual Holding Company and Roxborough-Manayunk have duly filed (and until the Closing Date will so file) all Returns required to be filed or sent by or with respect to them in respect of any Taxes, and has duly paid (and until the Closing Date will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to the Corporation and Progress) and (ii) have not finally been determined. The Mutual Holding Company and Roxborough-Manayunk have accrued (and until the Closing Date will accrue) on their books and records amounts that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Roxborough-Manayunk Disclosure Schedule 3.12(a), the federal income tax returns of the Mutual Holding Company and Roxborough-Manayunk have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in Roxborough-Manayunk Disclosure Schedule 3.12(a), the Commonwealth of Pennsylvania income tax returns of the Mutual Holding Company and Roxborough-Manayunk have been examined by the Commonwealth of Pennsylvania taxing authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes or assessments upon the Mutual Holding Company or Roxborough-Manayunk, nor has the Mutual Holding Company or Roxborough-Manayunk given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

               (b)  Except as disclosed in Roxborough-Manayunk Disclosure
Schedule 3.12(b), the Mutual Holding Company and Roxborough-Manayunk (i) have not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by the Mutual Holding Company or Roxborough-Manayunk (nor does the Mutual Holding Company or Roxborough-Manayunk have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) have not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.



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                                         -24-



               3.13 Securities Documents and Regulatory Reports.

               (a) Roxborough-Manayunk has previously delivered or made available to the Corporation and Progress a complete copy of each final offering circular, each annual or quarterly report and each proxy statement or other communication (other than general advertising materials) mailed by Roxborough-Manayunk to its stockholders as a class since December 31, 1991, and to Roxborough-Manayunk's knowledge, each such offering circular, each annual or quarterly report and each proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

               (b) The Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries have duly filed with the OTS, the FDIC and all other applicable regulatory authorities in correct form the monthly, quarterly and annual regulatory reports required to be filed under applicable laws and regulations, and the Mutual Holding Company and Roxborough-Manayunk have delivered or made available to the Corporation and Progress accurate and complete copies of such reports.

               3.14 Environmental Matters. Neither the Mutual Holding Company, Roxborough-Manayunk nor either of the Roxborough-Manayunk Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that the Mutual Holding Company, Roxborough-Manayunk or either of the Roxborough-Manayunk Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental health matters material to the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole. Neither the Mutual Holding Company, Roxborough-Manayunk, nor any of the Roxborough-Manayunk Subsidiaries has knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or operated by the Mutual Holding Company, Roxborough-Manayunk or either of the Roxborough-Manayunk Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which could have a material adverse effect on the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole.

               3.15 Broker's Fees. Except as disclosed in Roxborough-Manayunk Disclosure Schedule 3.15, none of the Mutual Holding Company, Roxborough-Manayunk, the

Roxborough-Manayunk Subsidiaries nor any of the respective officers or directors of such companies has employed any broker, finder, investment banker or financial advisor or incurred any liability for any broker's, finder's, investment banker's or financial advisor's fees or commissions in connection with any of the transactions contemplated by this Agreement, the Plan or the Plan of Conversion.

               3.16 Community Reinvestment Act Compliance. Roxborough-Manayunk is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder. As of the date of this Agreement, Roxborough-Manayunk has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Roxborough-Manayunk to fail to be in substantial compliance with such provisions.

               3.17 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Roxborough-Manayunk's consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Roxborough-Manayunk's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

               3.18 Untrue Statements and Omissions. No warranty or representation by the Mutual Holding Company or Roxborough-Manayunk in this Agreement or any explanation or statement of the Mutual Holding Company or Roxborough-Manayunk in the Roxborough Manayunk Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

               4.01 Conduct of the Business of the Parties. During the period from the date of this Agreement to the Closing Date, each of the parties shall, and shall cause each of its subsidiaries to, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice and prudent banking practice or to the extent otherwise contemplated hereunder, except with the prior written consent of the other party, which consent shall not be unreasonably withheld. Each of the parties also shall use its best efforts to (i) preserve its business organization and that of its subsidiaries intact,
(ii) keep available to itself and the Corporation and Progress (following consummation of the Conversion and the Reorganization) the present services of its employees and those of its subsidiaries and (iii) preserve for itself and the Corporation and Progress (following consummation of the Conversion and the Reorganization) the goodwill of its customers and those of its subsidiaries and others with whom business relationships exist.

               4.02 Negative Covenants. Each of the parties agrees that from the date hereof to the Closing Date, except as otherwise approved by the other parties in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its subsidiaries to:

                    (i) except as contemplated by this Agreement, the Plan and the Plan of Conversion and except set forth in Progress Disclosure Schedule 4.02(i) and Roxborough-Manayunk Disclosure Schedule 4.02(i), change any provision of its certificate of incorporation, charter or bylaws or any similar governing documents;

                    (ii) except for the issuance of Corporation Common Stock and/or Roxborough-Manayunk Common Stock pursuant to the present terms of warrants and stock options which are outstanding as of the date hereof (and identified in Sections 2.02 and 3.02 hereof) and except as contemplated by this Agreement, the Plan and the Plan of Conversion, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to authorized or issued capital stock, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

                    (iii)declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock, except (A) with respect to Roxborough-Manayunk, for regular quarterly cash dividends not in excess of $.20 per share and (B) with respect to the Corporation, for regular quarterly cash dividends not in excess of $.02 per share;

                    (iv) except as set forth in Progress Disclosure Schedule 4.02(iv) and Roxborough-Manayunk Disclosure Schedule 4.02(iv), grant any severance or termination pay to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees (it is expressly recognized that renewal of an employment agreement pursuant to the terms thereof will not be considered an amendment and is permitted); terminate or amend any existing employee benefit plan or adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except as may be awarded in the ordinary course of business and consistent with past practices and policies;

                    (v) except as set forth in Progress Disclosure Schedule 4.02(v) and Roxborough-Manayunk Disclosure Schedule 4.02 (v), purchase or otherwise acquire, or sell or otherwise dispose of, any significant assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                    (vi) file any applications or make any contract with respect to branching or site location or relocation;

                    (vii)except as set forth in Progress Disclosure Schedule 4.02(vii) and Roxborough-Manayunk Disclosure Schedule 4.02(vii), acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                    (viii)make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1993, except as required by changes in laws or regulations;

                    (ix) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

                    (x) take any action that would result in any of the representations or warranties of the respective parties contained in this Agreement not to be true and correct in any material respect at the Closing Date;

                    (xi) in the case of Roxborough-Manayunk and the Mutual Holding Company, amend or revise the Plan of Conversion (except with the prior written consent of the Corporation and Progress, which shall not be unreasonably withheld); or

                    (xii)agree to do any of the foregoing.

               4.03 No Solicitation. No party shall, nor shall any party permit any of its subsidiaries to, nor shall any party authorize or permit any of its directors, officers or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the other parties to this Agreement) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving it or any of its subsidiaries (an "Acquisition Transaction"); provided, however, that a party may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of such party, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such information should be furnished. Each party will promptly communicate to the other parties the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide the other parties with copies of (i) any written legal advice provided to its Board of Directors, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

               4.04 Current Information. During the period from the date of this Agreement to the Closing Date, each party to this Agreement shall cooperate with each other party to this Agreement with respect to conveying information regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, the Corporation will deliver to the Mutual Holding Company and Roxborough-Manayunk its quarterly report on Form 10-Q under the Exchange Act and Roxborough-Manayunk will deliver to the Corporation and Progress its unaudited financial statements for such calendar quarter, and, as soon as reasonably available, but in no event more than 90 days after the end of each calendar year commencing with the calendar year ending December 31, 1994, the Corporation will deliver to the Mutual Holding Company and Roxborough-Manayunk its Annual Report on Form 10-K and Roxborough-Manayunk will deliver to the Corporation and Progress its audited financial statements for the year then ended.

               4.05 Access to Properties and Records; Confidentiality.

               (a) Each party hereto shall permit the other parties hereto reasonable access to its properties and those of its subsidiaries, and shall disclose and make available to the other parties hereto all books, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of it and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors', stockholders' and/or members' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest. None of the parties nor their subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, or would contravene any law, rule, regulation, order or judgment.
Each party will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

               (b) All information furnished by a party hereto to the other parties previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (a) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (b) was then generally known to the public; or
(c) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

               4.06 Regulatory Matters.

               (a) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation (including without limitation the Registration Statement and the Prospectus/Proxy Statement), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, the Plan and the Plan of Conversion as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement, the Plan and the Plan of Conversion.

               (b) Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders/members (as the case may be) and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Conversion and the Reorganization and the other transactions, applications or filings contemplated by this Agreement, the Plan and the Plan of Conversion.

               (c) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Conversion and the Reorganization and the other transactions, applications or filings contemplated by this Agreement, the Plan and the Plan of Conversion.

               4.07 Corporate Approvals.

               (a) Each party will (i) take all steps (including, without limitation, the preparation of the Registration Statement and Prospectus/Proxy Statement in accordance with all applicable requirements) necessary to duly call, give notice of, convene and hold a meeting of its stockholders/members (as the case may be) as soon as reasonably practicable for the purposes of securing the necessary approvals of such stockholders/members (as the case may be), (ii) recommend to its stockholders/members (as the case may be) the approval of this Agreement, the Plan and, in the case of the Mutual Holding Company and Roxborough-Manayunk, the Plan of Conversion, and the transactions contemplated hereby and thereby, use its best efforts to obtain, as promptly as practicable, such approvals, and
(iii) cooperate and consult with the other parties with respect to the foregoing matters.

               (b) Each director of the Corporation and Progress on the one hand, and the Mutual Holding Company and Roxborough-Manayunk on the other hand, agree to vote (in their capacities as stockholders and/or members, as the case may be) in favor of the Conversion and the Reorganization and to not exercise dissenters' rights with respect to the Conversion and the Reorganization.

               4.08 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, in a timely manner all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate in a timely manner and make effective the transactions contemplated by this Agreement, the Plan and the Plan of Conversion. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

               4.09 Public Announcements. The parties hereto shall each approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Plan and the Plan of Conversion or any of the transactions contemplated hereby or thereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

               4.10 Failure to Fulfill Conditions. In the event that any of the parties hereto determines that a condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to December 31, 1995, and that it will not waive that condition, it shall promptly notify the other parties hereto. Each party will promptly inform the other parties hereto of any facts applicable to it, or its respective directors or officers, that would be likely to prevent or materially delay approval of the transactions contemplated by this Agreement, the Plan or the Plan of Conversion by any governmental authority or which would otherwise prevent or materially delay completion of the transactions contemplated hereby or thereby.

               4.11 Disclosure Supplements. From time to time prior to the Closing Date, each party hereto will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article V, no supplement or amendment to such Disclosure Schedules shall correct or cure any representation or warranty made in this Agreement, the Disclosure Schedules or any supplement or amendment thereto, which was untrue on the date of execution of this Agreement or, if later, when made, but shall permit each party hereto to disclose facts or events occurring or first coming to the attention of a party after the date hereof as necessary to maintain the truthfulness of any representation or warranty.

               4.12 Certain Post-Reorganization Agreements

               The parties hereto agree to the following arrangements following the Closing Date:

               (a) Name of Surviving Bank. Upon consummation of the Conversion and the Reorganization, Roxborough-Manayunk, the surviving corporation of the merger of Progress with and into Roxborough-Manayunk (the "Surviving Bank"), shall change its name to "Progress Bank, F.S.B."

               (b) Board of Directors of the Corporation. Effective as of the Closing Date, the Board of Directors of the Corporation shall consist of 12 members, six of whom shall have been designated from the current Board of Directors of Roxborough-Manayunk by such Board (the "Roxborough-Manayunk Directors") and six of whom shall have been designated from the current Board of Directors of the Corporation by such Board (the "Progress Directors"). The directors shall be divided into three classes with three-year terms which expire on a staggered basis. Roxborough-Manayunk and the Corporation shall each designate an equal number of persons to serve in each of the three classes, to the extent possible, and, to the extent necessary, the Corporation shall amend its Bylaws in order to permit such designated persons to serve as directors.
The names and residence addresses of those persons who shall constitute the initial Board of Directors of the Corporation following the Closing Date are set forth in Exhibit C hereto. If any director designated by Roxborough-Manayunk or the Corporation to serve as a director of the Corporation is unable or unwilling to hold office as of the Closing Date, the Board of Directors of Roxborough-Manayunk shall designate another director if such director is a Roxborough-Manayunk Director, and the Board of Directors of the Corporation shall designate another director if such director is a Progress Director. For a period of three years from the Closing Date, in the event that any of the directors of the Corporation shall terminate their service as a director due to death, disability, retirement or otherwise, then the remaining directors who served as directors of the same predecessor company as the vacated director shall select a replacement director to fill the vacancy and the Board of Directors of the Corporation will appoint such individual to serve for the remaining term.







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               (c)  Board of Directors of Roxborough-Manayunk.  Effective as of
the Closing Date, the Board of Directors of Roxborough-Manayunk shall consist of 16 members, eight of whom shall have been designated by the Roxborough-Manayunk Directors and eight of whom shall have been designated by the Progress Directors. The directors shall be divided into three classes with three-year terms which expire on a staggered basis. Roxborough-Manayunk and Progress shall each designate an equal number of persons to serve in each of the three classes, to the extent possible. The names and residence addresses of those persons who shall constitute the initial Board of Directors of Roxborough-Manayunk following the Closing Date are set forth in Exhibit D hereto. If any director designated by Roxborough-Manayunk or Progress to serve as a director of Roxborough-Manayunk is unable or unwilling to hold office as of the Closing Date, the Board of Directors of Roxborough-Manayunk shall designate another director if such director is a Roxborough-Manayunk Director, and the Board of Directors of Progress shall designate another director if such director is a Progress Director. For a period of three years from the Closing Date, in the event that any of the directors of Roxborough-Manayunk shall terminate their service as a director due to death, disability, retirement or otherwise, then the remaining directors who served as directors of the same predecessor company as the vacated director shall select a replacement director to fill the vacancy and the Board of Directors of Roxborough-Manayunk will appoint such individual to serve for the remaining term.

               (d) Nominating Committee of the Corporation and Roxborough-Manayunk. Effective as of the Closing Date, the Nominating Committee of the Board of Directors of the Corporation and the Nominating Committee of the Board of Directors of Roxborough-Manayunk shall each consist of six persons, three of whom shall be designated by Roxborough-Manayunk and three of whom shall be designated by the Corporation. The Nominating Committees shall be authorized to nominate persons for election to the respective Boards of Directors of the Corporation and Roxborough-Manayunk. The names and residence addresses of those persons who shall constitute the initial Nominating Committee of the Board of Directors of the Corporation and the Board of Directors of Roxborough-Manayunk following the Closing Date are set forth in Exhibit E hereto. If any person designated by Roxborough-Manayunk or the Corporation is unable or unwilling to hold office as a member of the respective Nominating Committee as of the Closing Date, the Board of Directors of Roxborough-Manayunk shall designate another director if such director is a Roxborough-Manayunk Director, and the Board of Directors of the Corporation shall designate another director if such director is a Progress Director. For a period of three years from the Closing Date, in the event that any of the members of the Nominating Committees of the Corporation or Roxborough-Manayunk shall terminate their service as a director due to death, disability, retirement or otherwise, then the remaining directors who served as directors of the same predecessor company as the vacated committee member shall select and appoint a replacement director to serve on the respective Nominating Committee.

               (e) Executive Officers of the Corporation and Roxborough-Manayunk. Effective as of the Closing Date, John F. McGill, Sr. shall serve as Chairman of the Board of





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Directors of the Corporation and Chairman of the Board of Directors of
Roxborough-Manayunk and W. Kirk Wycoff shall serve as President and Chief Executive Officer of the Corporation and President and Chief Executive Officer of Roxborough-Manayunk. In addition, for a period of three years from the Closing Date, the Boards of Directors of the Corporation and Roxborough-Manayunk shall each agree to elect John F. McGill, Sr. as Chairman of the Board of Directors and W. Kirk Wycoff as President and Chief Executive Officer. For a period of three years from the Closing Date, John F. McGill, Sr. shall be appointed as an ex-officio member of each committee of the Boards of Directors of the Corporation and Roxborough-Manayunk with respect to which he has not been appointed as a full voting member. As an ex-officio member of a committee, Mr. McGill shall have the right to attend meetings of such committee but shall not be a voting member of such committee. Nothing contained in this Section 4.12(d) shall prohibit the Corporation or Roxborough-Manayunk from terminating Messrs. McGill and Wycoff in the event there exists just cause for termination. For purposes of this Agreement, termination for cause shall mean termination because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any banking law, rule or regulation or final cease-and-desist order. The names and titles of the initial executive officers of the Corporation and Roxborough-Manayunk following the Closing Date are set forth in Exhibit F hereto.

               (f) Employees of the Corporation and Roxborough-Manayunk. Subject to the continuing discretion and judgment of the Board of Directors of the Surviving Bank following the Closing Date, the Surviving Bank shall offer to employ all of the employees of Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries and Progress and the Progress Subsidiaries who are in the employ of Roxborough-Manayunk or the Roxborough-Manayunk Subsidiaries and Progress or the Progress Subsidiaries at the Closing Date. Each person employed by Roxborough-Manayunk or a Roxborough-Manayunk Subsidiary and Progress or a Progress Subsidiary prior to the Closing Date who becomes an employee of the Surviving Bank or a subsidiary thereof following the Closing Date (each a "Continued Employee") shall be entitled, as an employee of the Surviving Bank or a subsidiary thereof, to participate in such employee benefit plans as may be in effect generally for employees of the Surviving Bank and subsidiaries thereof from time to time. Continued Employees will be eligible to participate on the same basis as similarly situated employees of the Surviving Bank or its subsidiaries. Employees of Roxborough-Manayunk and Progress shall receive credit for their years of service with Roxborough-Manayunk and Progress for purposes of determining eligibility and vesting, but not benefit accrual, in all Corporation (or its subsidiaries) employee benefit plans.

               (g)  Stock Compensation Plans.

                    (i) Effective as of the Closing Date, the Corporation shall adopt a new employee stock ownership plan ("ESOP") which shall be for the benefit of the employees of the Corporation and its subsidiaries following the Closing Date. In connection with the



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Conversion and the Reorganization, the ESOP shall purchase the maximum amount of shares of Corporation Common Stock permissible under OTS regulations.

                    (ii) Following the Closing Date, the Corporation shall, as soon as permissible under OTS regulations, adopt and implement a stock option plan for directors, officers and employees of the Corporation and its subsidiaries ("Option Plan") and a recognition plan for officers, directors and employees of the Corporation and its subsidiaries ("Recognition Plan"), subject to the rules and regulations of the OTS. Such plans shall provide for the allocation of the maximum number of shares of Corporation Common Stock appointed as an ex-officio member of each committee of the Boards of Directors of the Corporation and Roxborough-Manayunk with respect to which he has not been appointed as a full voting member. As an ex-officio member of a committee, Mr. McGill shall have the right to attend meetings of such committee but shall not be a voting member of such committee. Nothing contained in this Section 4.12(d) shall prohibit the Corporation or Roxborough-Manayunk from terminating Messrs. McGill and Wycoff in the event there exists just cause for termination. For purposes of this Agreement, termination for cause shall mean termination because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any banking law, rule or regulation or final cease-and-desist order. Effective as of the Closing Date, John F. McGill, Jr. shall serve as an Executive Vice President of the Corporation and Roxborough-Manayunk. In addition, Mr. Wycoff, as President and Chief Executive Officer of the Corporation and Roxborough-Manayunk, shall be authorized to appoint one other individual as Chief Operating Officer of the Corporation and Roxborough-Manayunk following consummation of the Conversion and the Reorganization. The names and titles of the initial executive officers of the Corporation and Roxborough-Manayunk following the Closing Date are set forth in Exhibit F hereto.

               (f) Employees of the Corporation and Roxborough-Manayunk. Subject to the continuing discretion and judgment of the Board of Directors of the Surviving Bank following the Closing Date, the Surviving Bank shall offer to employ all of the employees of Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries and Progress and the Progress Subsidiaries who are in the employ of Roxborough-Manayunk or the Roxborough-Manayunk Subsidiaries and Progress or the Progress Subsidiaries at the Closing Date. Each person employed by Roxborough-Manayunk or a Roxborough-Manayunk Subsidiary and Progress or a Progress Subsidiary prior to the Closing Date who becomes an employee of the Surviving Bank or a subsidiary thereof following the Closing Date (each a "Continued Employee") shall be entitled, as an employee of the Surviving Bank or a subsidiary thereof, to participate in such employee benefit plans as may be in effect generally for employees of the Surviving Bank and subsidiaries thereof from time to time. Continued Employees will be eligible to participate on the same basis as similarly situated employees of the Surviving Bank or its subsidiaries. Employees of Roxborough-Manayunk and Progress shall receive credit for their years of service with Roxborough-Manayunk and Progress for purposes of determining eligibility and vesting, but not benefit accrual, in all Corporation (or its subsidiaries) employee benefit plans.




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                                         -35-



               (g)  Stock Compensation Plans.

                    (i) Effective as of the Closing Date, the Corporation shall adopt a new employee stock ownership plan ("ESOP") which shall be for the benefit of the employees of the Corporation and its subsidiaries following the Closing Date. In connection with the Conversion and the Reorganization, the ESOP shall purchase the maximum amount of shares of Corporation Common Stock permissible under OTS regulations.

                    (ii) Following the Closing Date, the Corporation shall, as soon as permissible under OTS regulations, adopt and implement a stock option plan for directors, officers and employees of the Corporation and its subsidiaries ("Option Plan") and a recognition plan for officers, directors and employees of the Corporation and its subsidiaries ("Recognition Plan"), subject to the rules and regulations of the OTS. Such plans shall provide for the allocation of the maximum number of shares of Corporation Common Stock permissible under OTS regulations (i.e., 8.5% and 3.5% of the Conversion Stock with respect to the Option Plan and the Recognition Plan, respectively). The Corporation shall set aside 72% of the total number of shares of Corporation Common Stock reserved under the Option Plan and 100% of the total number of shares of Corporation Common Stock reserved under the Recognition Plan for the benefit of the officers, directors and employees of Roxborough-Manayunk. At or prior to the Closing Date, the Board of Directors of Roxborough-Manayunk shall determine the allocation of initial awards of stock options pursuant to the Option Plan and stock grants pursuant to the Recognition Plan designated for the benefit of the directors, officers and employees of Roxborough-Manayunk. The administering committee of the Board of Directors of the Corporation shall make such grants, subject to the receipt of OTS and stockholder approvals. The remainder of the shares available for grant under the Option Plan shall be available for grant to all employees, officers and directors of the Corporation and its subsidiaries following the Closing Date. In addition, the Corporation will use its best efforts to (i) obtain stockholder approval of the Option Plan and Recognition Plan within one year of the Closing Date, (ii) reserve for issuance a sufficient number of shares of Corporation Common Stock for delivery pursuant to awards granted under such plans, and (iii) file a registration statement on Form S-3 or Form S-8, as the case may be (or on any successor or other appropriate form), with respect to the shares of Corporation Common Stock subject to awards under such plans and maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards under such plans remain outstanding and it is required to do so by applicable laws and regulations.





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                                    ARTICLE V

                               CLOSING CONDITIONS

               5.01 Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement to consummate the Reorganization shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (i) Each of the matters required by Section 1.05 (i)-(ix) hereof shall have been received, performed or satisfied;

               (ii) Neither the Corporation, Progress, the Mutual Holding Company nor Roxborough-Manayunk shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Conversion and/or the Reorganization; and

               (iii) The parties shall have received either a private letter ruling from the IRS or an opinion of counsel selected by the parties to the effect that the transactions contemplated by the Agreement qualify as a reorganization within the meaning of Section 368 of the Code.
               5.02 Conditions to the Obligations of the Corporation and Progress under this Agreement. The obligations of the Corporation and Progress under this Agreement shall be further subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Corporation and Progress:

               (a) Each of the covenants and obligations of the Mutual Holding Company and Roxborough-Manayunk required to be performed by them at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Mutual Holding Company and Roxborough-Manayunk contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, properties, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole, and the Corporation and Progress shall have received certificates to that effect signed by the chief executive and chief financial officers of the Mutual Holding Company and Roxborough-Manayunk.

               (b) The Corporation and Progress shall have received an opinion, dated the Closing Date, from Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C., covering the





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                                         -37-



matters set forth in Exhibit G hereto and such other matters as may be reasonably requested by counsel to the Corporation and Progress.

               (c) The Mutual Holding Company and Roxborough-Manayunk shall have furnished the Corporation and Progress with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Corporation and Progress may reasonably request.

               5.03 Conditions to the Obligations of the Mutual Holding Company and Roxborough-Manayunk under this Agreement. The obligations of the Mutual Holding Company and Roxborough-Manayunk under this Agreement shall be further subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by the Mutual Holding Company and Roxborough-Manayunk:

               (a) Each of the covenants and obligations of the Corporation and Progress required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Corporation and Progress contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, properties, assets or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole, and the Mutual Holding Company and Roxborough-Manayunk shall have received certificates to that effect signed by the chief executive and chief financial officers of the Corporation and Progress.

               (b) The Mutual Holding Company and Roxborough-Manayunk shall have received an opinion, dated the Closing Date, from Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., covering the matters set forth in Exhibit H hereto and such other matters as may be reasonably requested by counsel to the Mutual Holding Company and Roxborough-Manayunk.

               (c) The Corporation and Progress shall have furnished the Mutual Holding Company and Roxborough-Manayunk with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Mutual Holding Company and Roxborough-Manayunk may reasonably request.





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                                         -38-


                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

               6.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the receipt of all required regulatory approvals and/or the approval of the Conversion and/or the Reorganization by the stockholders of Roxborough-Manayunk and the Corporation and the members of the Mutual Holding Company:

               (a) by mutual written consent of the Corporation, Progress, the Mutual Holding Company and Roxborough-Manayunk authorized by their respective Boards of Directors;

               (b) by the Corporation and Progress if (i) at the time of such termination there shall be a material adverse change (as defined in Section 3.05(a) of this Agreement) in the business, operations, assets or financial condition of the Mutual Holding Company, Roxborough-Manayunk and the Roxborough-Manayunk Subsidiaries taken as a whole since December 31, 1994, (ii) there shall have been any material breach of any representation, warranty, covenant, agreement or other obligation of the Mutual Holding Company or Roxborough-Manayunk hereunder and such breach shall have not been remedied within 15 business days after receipt by the Mutual Holding Company and Roxborough-Manayunk of notice in writing from the Corporation and Progress specifying the nature of such breach and requesting that it be remedied, (iii) there shall have been a failure to satisfy any of the conditions set forth in Sections 5.01 or
5.02 hereof (provided such conditions were not previously waived by the Corporation and Progress);

               (c) by the Mutual Holding Company and Roxborough-Manayunk if (i) at the time of such termination there shall be a material adverse change (as defined in Section 2.05(a) of this Agreement) in the business, operations, assets, or financial condition of the Corporation, Progress and the Progress Subsidiaries taken as a whole since December 31, 1994, (ii) there shall have been any material breach of any representation, warranty, covenant, agreement or obligation of the Corporation or Progress hereunder and such breach shall not have been remedied within 15 business days after receipt by the Corporation and Progress of notice in writing from the Mutual Holding Company and Roxborough-Manayunk specifying the nature of such breach and requesting that it be remedied or (iii) there shall have been a failure to satisfy any of the conditions set forth in Sections 5.01 and 5.03 hereof (provided such conditions were not previously waived by the Mutual Holding Company and Roxborough-Manayunk);

               (d) by the Corporation and Progress or the Mutual Holding Company and Roxborough-Manayunk (i) if the Closing Date shall not have occurred on or prior to March 31, 1996, or (ii) if the stockholders of the Corporation (if required) or Roxborough-Manayunk or the members of the Mutual Holding Company fail to approve this Agreement




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                                         -39-


by the requisite vote, the Plan (and in the case of the Mutual Holding Company and Roxborough-Manayunk, the Plan of Conversion) at meetings of stockholders/members (as the case may be) held with respect thereto (or any adjournment thereof); unless in the case of clause (i) of this Section 6.01(d), the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party on or before the Closing Date;

               (e) by the Corporation and Progress or the Mutual Holding Company and Roxborough-Manayunk upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Conversion and/or the Reorganization and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

               (f) by the Corporation and Progress or the Mutual Holding Company and Roxborough-Manayunk in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Boards of Directors of the Corporation and Progress or the Mutual Holding Company and Roxborough-Manayunk, would be materially inconsistent with the terms of this Agreement;

               (g) by the Corporation and Progress if (i) the independent appraisal would result in the issuance of Conversion Stock and Exchange Shares (including, on a fully diluted basis, options to purchase Roxborough-Manayunk Common Stock which are converted into options to purchase Corporation Common Stock) which in the aggregate would exceed 64% of the total number of shares of Corporation Common Stock (on a fully diluted basis) to be outstanding upon consummation of the Conversion and the Reorganization; and

               (h) by the Mutual Holding Company and Roxborough-Manayunk if the independent appraisal would result in the issuance of Conversion Stock and Exchange Shares (including, on a fully diluted basis, options to purchase Roxborough-Manayunk Common Stock which are converted into options to purchase Corporation Common Stock) which in the aggregate would be less than 56% of the total number of shares of Corporation Common Stock (on a fully diluted basis) to be outstanding upon consummation of the Conversion and the Reorganization.

               6.02 Effect of Termination. In the event of termination of this Agreement by either the Corporation and Progress or the Mutual Holding Company and Roxborough-Manayunk as provided above, this Agreement and the Plan shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the Corporation and Progress or the Mutual Holding





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                                         -40-


Company and Roxborough-Manayunk or their respective officers or directors, except for the liability of the Corporation and Progress and the Mutual Holding Company and Roxborough-Manayunk under Sections 4.05(b) and 7.01 hereof and except for liability for any willful breach of this Agreement. It is expressly understood by the parties that a termination of this Agreement pursuant to the terms of Section 6.01 hereof shall not be considered a default for purposes of
Section 7.01 hereof.

               6.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Conversion and the Reorganization, whether before or after approval thereof by the stockholders of Roxborough-Manayunk and the Corporation, if required, and the members of the Mutual Holding Company, the parties may (i) amend this Agreement and the Plan, (ii) extend the time for the performance of any of the obligations or other acts of any other party hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE VII

                                  MISCELLANEOUS

               7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation legal, accounting and investment banking expenses (collectively, "Costs and Expenses"), shall be borne by the party incurring such costs and expenses, provided that the parties shall equally bear all costs of printing, mailing and filing the Registration Statement, the Application for Conversion on Form AC and the Prospectus/Proxy Statement and all other registration and filing fees relating to the Reorganization. Notwithstanding anything in this Section
7.01 to the contrary, in the event that any of the parties shall default in their obligations hereunder and the Agreement shall be terminated as a result thereof (pursuant to the terms hereof, including proper notice), the non-defaulting parties will be entitled to receive, as their sole remedy at law or in equity, in the aggregate $750,000 in immediately available funds. A default shall be deemed to include a termination of this Agreement or a failure to consummate the Conversion and the Reorganization as a result of a breach of a representation or warranty by one of the parties hereto or the failure of one of the parties hereto to perform or observe its covenants, agreements or obligations set forth herein to be performed or observed by it at or before the Closing Date, and compliance with such




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                                         -41-


representation, warranty, covenant, agreement or obligation was within the control of such party.

               7.02 Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Closing Date and shall terminate as of the Closing Date except for the provisions of Section
4.12 hereof.

               7.03 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

               (a)  If to Roxborough-Manayunk or the Mutual Holding Company, to:

                    Roxborough-Manayunk Federal Savings Bank
                    6060 Ridge Avenue
                    Philadelphia, Pennsylvania  19128
                    Attention:  John F. McGill, Sr., President and
                                  Chief Executive Officer

                    With a copy to:

                    Samuel J. Malizia, Esq.
                    Malizia, Spidi, Sloane & Fisch, P.C.
                    1301 K Street, N.W., Suite 700 East
                    Washington, D.C.  20005

               (b)  If to the Corporation or Progress, to:

                    Progress Financial Corporation
                    600 West Germantown Pike
                    Plymouth Meeting, Pennsylvania  19462
                    Attention:  W. Kirk Wycoff, President and
                                  Chief Executive Officer

                    With a copy to:

                    Raymond A. Tiernan, Esq.
                    Elias, Matz, Tiernan & Herrick L.L.P.
                    734 15th Street, N.W., Suite 1200
                    Washington, D.C.   20005

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed or delivered.




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               7.04 Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

               7.05 Complete Agreement. This Agreement and the Plan, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

               7.06 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

               7.07 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof, except to the extent governed by the rules and regulations of the OTS.

               7.08 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be executed by their duly authorized officers as of August 7, 1995.


                                           PROGRESS FINANCIAL CORPORATION



                                           By:
                                              -------------------------------
                                           W. Kirk Wycoff
                                           President and Chief Executive
                                                Officer


                                           PROGRESS FEDERAL SAVINGS BANK



                                           By:
                                              -------------------------------
                                           W. Kirk Wycoff
                                           President and Chief Executive
                                                Officer


                                           FJF FINANCIAL, M.H.C.



                                           By:
                                              -------------------------------
                                           John F. McGill, Sr.
                                           President and Chief Executive
                                             Officer


                                           ROXBOROUGH-MANAYUNK FEDERAL
                                             SAVINGS BANK



                                           By:
                                                -----------------------------
                                           John F. McGill, Sr.
                                           President and Chief Executive
                                             Officer

                                                                       EXHIBIT B

                                 PLAN OF MERGER


     Plan of Merger, dated as of May 24, 1995 and amended as of August 7, 1995, by and among Progress Federal Savings Bank ("Progress" or the "Surviving Bank"), a federally chartered savings bank, Progress Financial Corporation (the "Corporation"), a Delaware corporation and the savings and loan holding company of Progress, and Roxborough-Manayunk Federal Savings Bank ("Roxborough-Manayunk"), a federally chartered savings bank.

                                   WITNESSETH:


     WHEREAS, FJF Financial, M.H.C. (the "Mutual Holding Company"), a federally-chartered mutual holding company which owns 87.29% of the common stock, par value $1.00 per share, of Roxborough-Manayunk ("Roxborough-Manayunk Common Stock"), and Roxborough-Manayunk have adopted a Plan of Conversion pursuant to which the Mutual Holding Company will convert from the mutual form to a federal interim stock savings bank and then merge with and into Roxborough-Manayunk and, in connection therewith, all shares of Roxborough-Manayunk Common Stock held by the Mutual Holding Company will be cancelled (the "Conversion"); and

     WHEREAS, subsequent to the Conversion, pursuant to an Agreement and Plan of Reorganization, dated as of May 24, 1995 and amended as of August 7, 1995, by and among the Corporation, Progress, the Mutual Holding Company and Roxborough-Manayunk (the "Agreement"), Progress will merge with and into Roxborough-Manayunk (the "Reorganization") and, in connection therewith, (i) all outstanding shares of Roxborough-Manayunk Common Stock will be converted automatically into and become shares of common stock of the Corporation, par value $1.00 per share ("Corporation Common Stock") and (ii) all outstanding shares of common stock of Progress will be converted automatically into and become shares of Roxborough-Manayunk Common Stock, all of which shall be owned by the Corporation; and

     WHEREAS, in connection with the Conversion and the Reorganization, the Corporation will offer shares of Corporation Common Stock to certain depositors and borrowers of Roxborough-Manayunk as of specified record dates, certain tax-qualified employee benefit plans of the Corporation, stockholders of Roxborough-Manayunk and the Corporation and certain members of the general public in the manner set forth in the Plan of Conversion; and

     WHEREAS, Progress and Roxborough-Manayunk (the "Constituent Banks") desire to provide for the terms and conditions of the Reorganization;

     NOW, THEREFORE, Progress and Roxborough-Manayunk hereby agree as follows:

     1. Effective Date. The Reorganization shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Reorganization by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. Sec. 552.13(k), or any successor thereto (the "Effective Date").

     2. The Reorganization and Effect Thereof. Subject to the terms and conditions set forth herein, the prior approval of the OTS of the Conversion and the Reorganization and the expiration of all applicable waiting periods, Progress shall merge with and into Roxborough-Manayunk, which shall be the surviving corporation of the merger (the "Surviving Bank"). Upon consummation of the Reorganization, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Reorganization, but may be prosecuted to final judgment, order or decree in the same manner as if the Reorganization had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Reorganization had not occurred.

     3.   Conversion of Roxborough-Manayunk Common Stock.

     (a) On the Effective Date, (i) each share of Roxborough-Manayunk Common Stock issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares, as hereinafter defined, and other than shares held by the Mutual Holding Company which will be cancelled in connection with the Conversion) shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into the right to receive Corporation Common Stock based on an exchange ratio (the "Exchange Ratio") which shall be determined in accordance with federal law and regulations as part of the independent appraisal of the Mutual Holding Company, Roxborough-Manayunk, the Corporation and Progress, as described in great detail in the Plan of Conversion adopted by the Mutual Holding Company and Roxborough-Manayunk and attached to the Agreement as Exhibit A thereto ("Plan of Conversion"), plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3(c) hereof; (ii) each share of common stock, par value $1.00 per share, of Progress ("Progress Common


                                         -2-

Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into one share of Roxborough-Manayunk Common Stock; and
(iii) all outstanding options to purchase shares of Roxborough-Manayunk Common Stock (which are identified in Section 3.02(b) of the Agreement) which are not exercised between the date hereof and immediately prior to the Effective Date shall, by virtue of the Reorganization and without any further action by the holder thereof, be converted into options to purchase shares of Corporation Common Stock pursuant to the Exchange Ratio. By voting in favor of this Plan of Merger, the Corporation, as the sole stockholder of Progress, shall have agreed to issue shares of Corporation Common Stock in accordance with the terms hereof upon the effectiveness of the Reorganization.

     (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Progress or Roxborough-Manayunk of shares of Progress Common Stock or Roxborough-Manayunk Common Stock which were outstanding immediately prior to the Effective Date.

     (c) Notwithstanding any other provision hereof, no fractional shares of Corporation Common Stock shall be issued to holders of Roxborough-Manayunk Common Stock. In lieu thereof, each holder of shares of Roxborough-Manayunk Common Stock entitled to a fraction of a share of Corporation Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Corporation Common Stock by the Actual Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     4.   Exchange of Shares.

     (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Roxborough-Manayunk Common Stock, upon surrender of the same to an agent, duly appointed by the Corporation ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Corporation Common Stock for which the shares of Roxborough-Manayunk Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Roxborough-Manayunk Common Stock, and which is to be exchanged for Corporation Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Reorganization and of the procedure for surrendering to the


                                         -3-

Exchange Agent such certificate in exchange for a certificate or certificates evidencing Corporation Common Stock.

     (b) No holder of a certificate theretofore representing shares of Roxborough-Manayunk Common Stock shall be entitled to receive any dividends in respect of Corporation Common Stock into which such shares shall have been converted by virtue of the Reorganization until the certificate representing such shares of Roxborough-Manayunk Common Stock is surrendered in exchange for certificates representing shares of Corporation Common Stock. In the event that cash dividends are declared and paid by the Corporation in respect of Corporation Common Stock after the Effective Date but prior to surrender of certificates representing shares of Roxborough-Manayunk Common Stock, dividends payable in respect of shares of Corporation Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Roxborough-Manayunk Common Stock. The Corporation shall be entitled, after the Effective Date, to treat certificates representing shares of Roxborough-Manayunk Common Stock as evidencing ownership of the number of full shares of Corporation Common Stock into which the shares of Roxborough-Manayunk Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     (c) The Corporation shall not be obligated to deliver a certificate or certificates representing shares of Corporation Common Stock to which a holder of Roxborough-Manayunk Common Stock would otherwise be entitled as a result of the Reorganization until such holder surrenders the certificate or certificates representing the shares of Roxborough-Manayunk Common Stock for exchange as provided in this Section 4, or an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Corporation. If any certificate evidencing shares of Corporation Common Stock is to be issued in a name other than that in which the certificate evidencing Roxborough-Manayunk Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Corporation Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     5. Dissenting Shares. If any holders of shares of Roxborough-Manayunk Common Stock dissent from the Reorganization and exercise and perfect the right to obtain valuation of and payment for their shares of Roxborough-Manayunk Common Stock ("Dissenting Shares") pursuant to 12 C.F.R. Sec. 552.14, then (a) the Dissenting Shares, if any, will be deemed to have been retired and cancelled immediately prior to consummation of the Conversion and the Reorganization, with the effect that such shares will not be exchanged for Corporation Common Stock pursuant to Section 3(a) hereof, and (b) all payments to be made to the holders of such Dissenting Shares will be made directly by Progress.


                                         -4-

     6. Name of Surviving Bank. The name of the Surviving Bank shall be "Progress Bank, F.S.B."

     7. Directors of the Surviving Bank. Upon the Effective Date, the number of directors of the Surviving Bank shall be 16. The names, terms and residence addresses of those persons who, upon the Effective Date, shall be directors of the Surviving Bank are set forth in Exhibit D to the Agreement.

     8. Offices. Upon the Effective Date, all offices of Progress and Roxborough-Manayunk shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall be at Plymouth Meeting Executive Campus, 600 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462-1003 and the location of the other deposit-taking offices of the Surviving Bank shall be as set forth in Schedule I hereto, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

     9. Charter and Bylaws. Upon the Effective Date, the Charter and Bylaws of Roxborough-Manayunk as in effect immediately prior to the Effective Date shall be the Charter and Bylaws of the Surviving Bank, subject to such amendments as may be necessary in order to (i) establish a liquidation account on behalf of each eligible account holder and supplemental eligible account holder of Roxborough-Manayunk, as defined in the Plan of Conversion, in accordance with Section 17 of the Plan of Conversion, (ii) set the number of directors of the Surviving Bank, as provided in Section 7 hereof and (iii) effect the other transactions contemplated by the Agreement and this Plan of Merger.

     10. Savings Accounts. Upon the Effective Date, any savings accounts of Progress, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

     11. Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Agreement.

     12. Termination. This Plan of Merger shall be terminated upon the termination of the Agreement in accordance with Section 6.01 thereof; provided, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

     13. Amendments. This Plan of Merger may be amended in the manner set forth in Section 6.03 of the Agreement by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

     14. Successors. This Agreement shall be binding on the successors of Progress and Roxborough-Manayunk.


                                         -5-

     IN WITNESS WHEREOF, Progress and Roxborough-Manayunk have caused this Plan of Merger to be executed by their duly authorized officers as of August 7, 1995.


                                   PROGRESS FEDERAL SAVINGS BANK
Attest:


                                   By:
--------------------------------      ------------------------------------------
Eric J. Morgan                        W. Kirk Wycoff
Secretary                             President and Chief Executive Officer


                                   ROXBOROUGH-MANAYUNK FEDERAL
                                     SAVINGS BANK
Attest:



                                   By:
--------------------------------      ------------------------------------------
John F. McGill, Jr.                   John F. McGill, Sr.
Secretary                             President and Chief Executive Officer


     The Corporation concurs in the foregoing Plan of Merger and undertakes that it will be bound thereby and that it will do and perform all acts and things therein referred to or provided to be done by it.


                                   PROGRESS FINANCIAL CORPORATION
Attest:


                                   By:
--------------------------------      ------------------------------------------
Eric J. Morgan                        W. Kirk Wycoff
Secretary                             President and Chief Executive Officer













                                         -6-

                                   SCHEDULE I

                               List of Offices of
                               the Surviving Bank
                               ------------------



     Executive Office:
     600 West Germantown Pike
     Plymouth Meeting,
     Pennsylvania


     Branch Offices:
     6060 Ridge Avenue                       Corner Routes 202 & 23
     Philadelphia, Pennsylvania              Bridgeport, Pennsylvania


     4370 Main Street                        405 Fayette Street
     Philadelphia, Pennsylvania              Conshohocken, Pennsylvania


     7568 Ridge Avenue                       Genuardi Shopping Center
     Philadelphia, Pennsylvania              Jeffersonville, Pennsylvania


     8345 Ridge Avenue                       Valley Forge Shopping Center
     Philadelphia, Pennsylvania              King of Prussia, Pennsylvania



     1722 S. Broad Street                    Sandy Hill Shopping Center
     Philadelphia, Pennsylvania              Norristown, Pennsylvania


     Church Lane & Chester Avenue            Andorra Shopping Center
     Yeadon, Pennsylvania                    Philadelphia, Pennsylvania


     6503-15 Haverford Avenue                1084 E. Lancaster Avenue
     Philadelphia, Pennsylvania              Rosemont, Pennsylvania


     601 Morgan Avenue                       55 Leopard Road
     Drexel Hill, Pennsylvania               Paoli, Pennsylvania





                                         -7-

                                                                       EXHIBIT C


               The following sets forth the name and residence address of each person who shall be a director of the Corporation as of the Closing Date.


           Director                       Residence Address



 William O. Daggett, Jr.                  P.O. Box 835
                                          248 Church Road
                                          Devon, Pennsylvania 19333

 Paul M. LaNoce                           12 Coulton Drive
                                          Norristown, Pennsylvania 19401

 A. John May, III                         1523 Waynesborough Road
                                          Paoli, Pennsylvania 19301

 William L. Mueller, Esq.                 516 Bartram Road
                                          Moorestown, New Jersey 08057

 Charles J. Tornetta                      221 Joseph Street
                                          Norristown, Pennsylvania 19403

 W. Kirk Wycoff                           875 Lantern Lane
                                          Blue Bell, Pennsylvania 19422

 Add B. Anderson, Jr., Esq.               10 Summit Place
                                          Philadelphia, Pennsylvania  19128

 Joseph P. Healy                          4114 Presidential Drive
                                          Lafayette Hill, Pennsylvania  19444

 Francis E. McGill, III, Esq.             6822 Lawnton Street
                                          Philadelphia, Pennsylvania  19128

 John F. McGill                           101 Newton Street
                                          Philadelphia, Pennsylvania  19118

 John F. McGill, Jr.                      8615 Evergreen Place
                                          Philadelphia, Pennsylvania  19118
 Jerry A. Naessens                        1133 Hall Avenue
                                          Roslyn, Pennsylvania  190012

                                                                       EXHIBIT D


               The following sets forth the name and residence address of each person who shall be a director of Roxborough-Manayunk as of the Closing Date.


          Director                                  Residence Address



 John Edward Flynn Corson                  212 Stenton Avenue
                                           Blue Bell, Pennsylvania 19422

 William O. Daggett, Jr.                   P.O. Box 835
                                           248 Church Road
                                           Devon, Pennsylvania 19333

 Donald F.U. Goebert                       1170 Harmony Hill Road
                                           Downingtown, Pennsylvania 19335

 Joseph R. Klinger                         1475 Jericho Road
                                           Abington, Pennsylvania 19001

 Paul M. LaNoce                            12 Coulton Drive
                                           Norristown, Pennsylvania 19401

 William L. Mueller, Esq.                  516 Bartram Road
                                           Moorestown, New Jersey 08057

 Charles J. Tornetta                       221 Joseph Street
                                           Norristown, Pennsylvania 19403

 W. Kirk Wycoff                            875 Lantern Lane
                                           Blue Bell, Pennsylvania 19422

 Add B. Anderson, Jr., Esq.                10 Summit Place
                                           Philadelphia, Pennsylvania  19128

 Robert E. Domanski, M.D.                  826 Foxwood Circle
                                           Lafayette Hill, Pennsylvania  19444

 Joseph P. Healy                           4114 Presidential Drive
                                           Lafayette Hill, Pennsylvania  19444

 Pietro M. Jacovini, Jr.                   514 4th Avenue
                                           Absecon, New Jersey  08201

 William A. Lamb, Sr.                      925 Lorien Drive
                                           Gwynedd  Valley, Pennsylvania  19437

 Francis E. McGill, III, Esq.              6822 Lawnton Street
                                           Philadelphia, Pennsylvania  19128

 John F. McGill                            101 Newton Street
                                           Philadelphia, Pennsylvania  19118

 John F. McGill, Jr.                       8615 Evergreen Place
                                           Philadelphia, Pennsylvania  19118

                                                                       EXHIBIT E


               The following sets forth the name and residence address of each person who shall serve as a member of the Nominating Committee of each of the Boards of Directors of the Corporation and Roxborough-Manayunk as of the Closing Date.


      Name and Position            Residence Address


 The Corporation:

 William O. Daggett, Jr.           P.O. Box 835
                                   248 Church Road
                                   Devon, Pennsylvania 19333

 William L. Mueller, Esq.          516 Bartram Road
                                   Moorestown, New Jersey 08057

 W. Kirk Wycoff                    875 Lantern Lane
                                   Blue Bell, Pennsylvania 19422

 John F. McGill                    101 Newton Street
                                   Philadelphia, Pennsylvania  19118

 John F. McGill, Jr.               8615 Evergreen Place
                                   Philadelphia, Pennsylvania  19118

 Jerry A. Naessens                 1133 Hall Avenue
                                   Roslyn, Pennsylvania  19001


 Roxborough-Manayunk:

 William O. Daggett, Jr.           P.O. Box 835
                                   248 Church Road
                                   Devon, Pennsylvania 19333

 William L. Mueller, Esq.          516 Bartram Road
                                   Moorestown, New Jersey 08057

 W. Kirk Wycoff                    875 Lantern Lane
                                   Blue Bell, Pennsylvania 19422

 John F. McGill                    101 Newton Street
                                   Philadelphia, Pennsylvania  19118

 Francis E. McGill, III, Esq.      6822 Lawnton Street
                                   Philadelphia, Pennsylvania  19128

 William A. Lamb, Sr.              925 Lorien Drive
                                   Gwynedd Valley, Pennsylvania 19437

                                                                       EXHIBIT F


               The following sets forth the name and position of each person who shall serve as an executive officer of the Corporation and Roxborough-Manayunk as of the Closing Date.


                                Name and Position



          John F. McGill, Sr.      Chairman

          W. Kirk Wycoff           President and Chief
                                     Executive Officer

          John F. McGill, Jr.      Executive Vice President

          Jerry A. Naessens        Chief Financial Officer and
                                     Treasurer

          Eric J. Morgan           Senior Vice President and
                                     Secretary